EXHIBIT 99.1

N E W S  R E L E A S E

Contact:	John A. Maurer
Vice President,
Treasurer and Investor Relations
Foot Locker, Inc.
(212) 720-4092

FOOT LOCKER, INC. REPORTS FIRST QUARTER RESULTS

•	Net Income of $0.90 Per Share, a Record Quarterly Result
•	Comparable-Store Sales Increased 5.2 Percent

NEW YORK, NY, May 24, 2013 – Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its first quarter ended May 4, 2013.

First Quarter Results

Net income for the Company’s first quarter ended May 4, 2013 was $138 million, or $0.90 per share, compared with net income of $128 million, or $0.83 per share, last year. First quarter comparable-store sales increased 5.2 percent. Total first quarter sales increased 3.8 percent, to $1,638 million this year, compared with sales of $1,578 million for the corresponding prior-year period. Excluding the effect of foreign currency fluctuations, total sales for the first quarter increased 4.1 percent.

“I am pleased to report that the thoughtful implementation of our strategic priorities continues to deliver record financial and operational results for our shareholders and other stakeholders” said Ken C. Hicks, Chairman of the Board and Chief Executive Officer. “It takes a true team effort and excellent performance to generate the kind of momentum that enabled us to post the best quarterly profit results in our history as an athletic company --- for the second year in a row. I want to thank all of our associates for their consistent focus on, and strong execution of, our key initiatives, which led to this achievement.”

Non-GAAP Adjustment

During the first quarter, the Company incurred approximately $1 million in transaction costs related to the pending acquisition of Runners Point Group that was announced earlier in May. Excluding this expense, first quarter earnings were $0.91 per share on a non-GAAP basis, an increase of almost 10 percent over the record $0.83 that the Company earned in the first quarter last year.

Financial Position

At May 4, 2013, the Company’s merchandise inventory was $1,169 million, 2 percent higher than at the end of the first quarter last year. The Company’s cash and short-term investments totaled $1,105 million, while the debt on its balance sheet was $132 million. The Company’s total cash position, net of debt, was $199 million higher than at the same time last year.

As previously announced, the Company did not repurchase any shares during the first quarter because of the ongoing negotiations related to the acquisition of Runners Point Group; however, the Company plans to reinitiate the program in the second quarter.

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Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

Store Base Update

During the first quarter, the Company opened 25 new stores, remodeled/relocated 64 stores and closed 39 stores. As of May 4, 2013, the Company operated 3,321 stores in 23 countries in North America, Europe, Australia, and New Zealand. In addition, 45 franchised stores were operating in the Middle East and South Korea.

The Company is hosting a live conference call at 9:00 a.m. (EDT) today, May 24, 2013, to discuss these results and provide comments on the status of its current initiatives, and discuss trends in its business and the athletic industry. This conference call may be accessed live by dialing 888-446-3850 (U.S. and Canada) or 630-691-2739 (International) using the passcode 34835217, or via the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. Please log on to the website 15 minutes prior to the call in order to download any necessary software. A replay of the call will be available via webcast from the same Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com through June 7, 2013.

Disclosure Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, financial objectives, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues, and earnings, and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), pandemics and similar major health concerns, unseasonable weather, further deterioration of global financial markets, economic conditions worldwide, further deterioration of business and economic conditions, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business and strategic plans effectively with regard to each of its business units, and risks associated with global product sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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FOOT LOCKER, INC.
Condensed Consolidated Statements of Operations
(unaudited)
Periods ended May 4, 2013 and April 28, 2012
(In millions, except per share amounts)

	First Quarter 2013	First Quarter 2012
Sales	$1,638	$1,578

Cost of sales	1,077	1,041
SG&A	315	306
Depreciation and amortization	31	29
Interest expense, net	1	1
Other income	(2)	-
	1,422	1,377

Income before income taxes	$216	$201
Income tax expense	78	73
Net income	$138	$128

Diluted EPS	$0.90	$0.83

Weighted-average diluted shares outstanding	152.7	154.3

	First Quarter 2013	First Quarter 2012

Non GAAP Results

Acquisition Costs (1)	$1	$-

Non GAAP Net Income	$139	$128

Non GAAP Diluted EPS	$0.91	$0.83

Footnote to explain adjustments

(1) Transaction costs associated with the pending acquisition of Runners Point Group.

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FOOT LOCKER, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(In millions)

	May 4, 2013	April 28, 2012
Assets

CURRENT ASSETS
Cash, cash equivalents and short-term investments	$1,105	$909
Merchandise inventories	1,169	1,146
Other current assets	174	196
	2,448	2,251

Property and equipment, net	504	438
Deferred tax assets	263	288
Other assets	250	261
	$3,465	$3,238

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$352	$357
Accrued and other liabilities	290	278
	642	635

Long-term debt and obligations under capital leases	132	135
Other liabilities	216	255
SHAREHOLDERS’ EQUITY	2,475	2,213
	$3,465	$3,238

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FOOT LOCKER, INC.
Store and Estimated Square Footage
(unaudited)
(Square footage in thousands)

	May 4, 2013	February 2, 2013	April 28, 2012
Foot Locker U.S.
Number of stores	1,064	1,072	1,100
Gross square footage	4,313	4,311	4,400
Selling square footage	2,512	2,515	2,574

Footaction
Number of stores	282	283	290
Gross square footage	1,298	1,299	1,340
Selling square footage	815	817	840

Lady Foot Locker
Number of stores	282	303	326
Gross square footage	644	685	728
Selling square footage	376	398	421

Kids Foot Locker
Number of stores	312	305	292
Gross square footage	746	727	700
Selling square footage	432	421	408

Champs Sports
Number of stores	541	539	539
Gross square footage	2,864	2,861	2,862
Selling square footage	1,881	1,876	1,878

CCS
Number of stores	22	22	22
Gross square footage	51	51	51
Selling square footage	34	34	34

Foot Locker International
Number of stores	818	811	791
Gross square footage	2,420	2,382	2,311
Selling square footage	1,212	1,200	1,165

Total Stores Operated
Number of stores	3,321	3,335	3,360
Gross square footage	12,336	12,316	12,392
Selling square footage	7,262	7,261	7,320

Total Franchised Stores
Number of stores	45	42	36
Gross square footage	104	96	87
Selling square footage	71	65	59

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